UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2016 (May 9, 2016)

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HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (Address of Principal Executive Offices)
(214) 871-3555 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Holly Energy Partners, L.P. (the “Partnership”) is providing corrected affiliate terminal and loading rack volumes for its quarterly periods ending March 31, 2015 and March 31, 2016, and fiscal year ending December 31, 2015. For the avoidance of doubt, this Current Report on Form 8-K is not being filed to correct any error or omission in any financial statements previously filed.

On March 6, 2015, the Partnership completed the acquisition of an existing crude tank farm adjacent to HollyFrontier Corporation’s El Dorado Refinery (the “El Dorado Tanks”) from an unrelated third party. The terminal volumes from the El Dorado Tanks after their acquisition were inadvertently not included in the aggregate affiliate terminal and loading rack volumes and the total volumes for pipelines and terminal assets included in the Partnership’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Partnership’s Form 10-Qs filed in 2015, and in the Partnership’s Form 10-K for the fiscal year ended December 31, 2015. The volumes from the El Dorado Tanks were included but were incorrectly recorded in the Partnership’s Form 10-Q for the quarterly period ended March 31, 2016. As a result, the Partnership is providing corrected affiliate terminal and loading rack volumes to properly include the volumes attributable to the El Dorado Tanks for its quarterly periods ending March 31, 2015 and March 31, 2016, and its fiscal year ending December 31, 2015, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Corrected Affiliate Terminal & Loading Rack Volumes (First Quarter 2015 and 2016 and Fiscal Year 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Vice President and Chief Financial Officer

Date: May 9, 2016

EXHIBIT INDEX

Exhibit	Description

99.1	Corrected Affiliate Terminal & Loading Rack Volumes (First Quarter 2015 and 2016 and Fiscal Year 2015)